UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

STURM, RUGER & COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

BERETTA HOLDING S.A. MICHAEL CHRISTODOLOU WILLIAM F. DETWILER MARK W. DEYOUNG FREDRICK DISANTO
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Beretta Holding S.A. (“Beretta Holding”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Beretta Holding’s slate of director nominees at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”).

Item 1: On March 19, 2026, Beretta Holding sent a letter to stockholders of the Company, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2: Also on March 19, 2026, Beretta Holding issued the following press release:

Beretta Holding Sends Letter to Ruger Shareholders Highlighting the
Urgent Need for Boardroom Change

Details the Current Board’s Fundamental Failure of Oversight Amid Sustained Share Price Underperformance, Operational Deterioration and Significant Strategic Gaps

Underscores Board’s Lack of Alignment with Shareholders and De Minimis Ownership Stakes Despite Decades-Long Tenures

Contends Shareholder-Driven Change Is Needed to Reload Ruger

LUXEMBOURG--(BUSINESS WIRE)--Beretta Holding S.A. (“Beretta Holding” or “we”), a family-owned group leading the global premium light firearms, optics and ammunition industry and the largest shareholder of Sturm, Ruger & Company, Inc. (“Ruger” or the “Company”), with 9.95% ownership of the Company’s outstanding common stock, today sent a letter to Ruger shareholders detailing the urgent need for Board change at the Company in order to restore value for all shareholders.

The letter highlights three key areas that Beretta Holding believes have led to the destruction of substantial shareholder value under the oversight of the Ruger Board:

1.	Sustained Share Price Underperformance: Despite operating in the same macroeconomic and regulatory environment as its peers, and during one of the most favorable demand environments in the Company’s history, Ruger has consistently trailed its closest public peer (Smith & Wesson Brands, Inc.) and the broader market, delivering disappointing returns to shareholders.[1]

2.	Rapid Operational Deterioration: Since 2021, the Company has faced sharp declines in key financial and operational metrics, experiencing 23% gross margin compression, 30% operating margin compression, and 103% net income decline. This sustained margin erosion raises serious questions about management’s ability to control costs, maintain manufacturing efficiency and scale operations effectively.[2]

3.	Significant Lack of Alignment: Certain long-tenured directors, who collectively possess 65 years of tenure and who have overseen the period during which Ruger significantly lagged its closest competitor and the broader market, own only about 1% of shares, giving them limited personal financial exposure to the Company’s performance.

1 Bloomberg, Total Shareholder Return as of March 10, 2026.

2 Public filings.

In the letter, Beretta Holding reminds shareholders of the opportunity they will have to elect four independent director candidates nominated by Beretta Holding at the upcoming 2026 Annual Meeting of Shareholders. Beretta Holding’s nominees possess the relevant skills and experience needed to help restore operational performance and strengthen oversight of management and are committed to representing the interests of ALL Ruger shareholders.

A copy of the letter sent to shareholders is available to download here. Visit www.ReloadRuger.com to learn more about our campaign and sign up to receive important updates.

About Beretta Holding S.A.
With roots dating back to 1526, Beretta Holding is a global family-owned industrial group operating through more than 50 subsidiaries and over 20 internationally recognized brands, with a strong manufacturing footprint in Europe and the United States supporting defense, law enforcement, hunting and shooting sports markets.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
Beretta Holding S.A. (“Beretta Holding”) intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Beretta Holding’s slate of highly qualified director nominees at the 2026 annual meeting of stockholders of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”).

BERETTA HOLDING STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Beretta Holding, William F. Detwiler, Mark DeYoung, Fredrick DiSanto and Michael Christodolou.

As of the date hereof, Beretta Holding directly beneficially owns 1,587,000 shares of common stock, $1 par value per share, of the Company (the “Common Stock”). As of the date hereof, Messrs. Detwiler, DeYoung, DiSanto and Christodolou do not beneficially own any shares of Common Stock. As one of the most experienced operators in the global firearms industry, Beretta Holding’s only other interest in connection with its investment in the Company at the present is to seek to partner with the Company in order to improve performance and deliver sustainable long-term value for all shareholders, employees and customers.

Contacts

For Media:

Longacre Square Partners

beretta@longacresquare.com

For Investors:

Saratoga Proxy Consulting LLC

John Ferguson, 212-257-1311

info@saratogaproxy.com

Item 3: Also on March 19, 2026, Beretta Holding sent the following email to subscribers of www.ReloadRuger.com:

Item 4: Also on March 19, 2026, Beretta Holding posted the following material to www.ReloadRuger.com:

Reload Ruger

Our Nominees Resources Contact

Resources

Important Materials

Beretta Holding Letter to Ruger Shareholders
3.19.26

Press Releases

Beretta Holding Responds to Ruger's Blatantly False and Misleading Statements
3.10.26 BUSINESS WIRE

Beretta Holding Comments on Ruger's Disappointing Q4 and FY 2025 Results
3.5.26 BUSINESS WIRE

Beretta Holding Nominates Four Highly Qualified, Independent Director Candidates to Ruger Board of Directors
2.26.26 BUSINESS WIRE

Media Coverage

Beretta takes aim at rival gunmaker Sturm Ruger with threat of proxy fight
1.13.26 FINANCIAL TIMES

Important Filings

Schedule 13D/A
12.1.25 SEC

Schedule 13D/A
10.2.25 SEC

Schedule 13D
9.22.25 SEC

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Beretta Holding S.A. (“Beretta Holding”) intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Beretta Holding’s slate of highly qualified director nominees at the 2026 annual meeting of stockholders of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”).

BERETTA HOLDING STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Beretta Holding, William F. Detwiler, Mark DeYoung, Fredrick DiSanto and Michael Christodolou.

As of the date hereof, Beretta Holding directly beneficially owns 1,587,000 shares of common stock, $1 par value per share, of the Company (the “Common Stock”). As of the date hereof, Messrs. Detwiler, DeYoung, DiSanto and Christodolou do not beneficially own any shares of Common Stock. As one of the most experienced operators in the global firearms industry, Beretta Holding’s only other interest in connection with its investment in the Company at the present is to seek to partner with the Company in order to improve performance and deliver sustainable long-term value for all shareholders, employees and customers.